Exhibit 99.1 - Form 3 Joint Filer Information


   Name:  J. Christopher Young

   Address:  262 Harbor Drive, Stamford CT 06902

   Designated Filer:  C. Michael Vaughn

   Issuer & Ticker Symbol:  ATS Corporation ("ATCT")

   Date of Event Requiring Statement:  January 22, 2007